EXHIBIT 23


                 INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in Registration Statement Nos. 333-44103, 333-35055, 33-64133,
33-64135, 33-55730 and 33-33882 of SED International Holdings, Inc. on Form S-8 of our report dated September 22, 1999 appearing in this Annual Report on Form 10-K of SED International Holdings, Inc. for the year ended June 30, 1999.



/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
September 28, 1999

                                                     EXHIBIT 27

                     FINANCIAL DATA SCHEDULE

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM SED INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED JUNE 30, 1999 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

PERIOD-TYPE                   12-MOS
FISCAL-YEAR-END                          JUN-30-1999
PERIOD-END                               JUN-30-1999
CASH                                       3,266,000
SECURITIES                                         0
RECEIVABLES                               58,085,000
ALLOWANCES                                 3,253,000
INVENTORY                                 57,092,000
CURRENT ASSETS                           124,973,000
PP&E                                       6,994,000
ACCUMULATED DEPRECIATION                   5,539,000
TOTAL-ASSETS                             141,090,000
CURRENT LIABILITIES                       79,780,000
BONDS                                              0
PREFERRED                                          0
PREFERRED MANDATORY                                0
COMMON                                       112,000
OTHER SE                                  52,698,000
TOTAL LIABILITY AND EQUITY               141,090,000
SALES                                    707,570,000
TOTAL REVENUES                           707,570,000
CGS                                      676,342,000
TOTAL COSTS                              676,342,000
OTHER EXPENSES                            69,812,000
LOSS PROVISION                                     0
INTEREST EXPENSE                             731,000
INCOME PRETAX                            (39,315,000)
INCOME TAX BENEFIT                        (1,407,000)
INCOME CONTINUING                        (37,908,000)
DISCONTINUED                                       0
EXTRAORDINARY                                      0
CHANGES                                            0
NET LOSS                                 (37,908,000)
EPS BASIC                                      (4.36)
EPS DILUTED                                    (4.36)